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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

          DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MAY 3, 2007

                          EASYLINK SERVICES CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                       000-26371                13-3787073
(STATE OR OTHER JURISDICTION     (COMMISSION FILE NUMBER)       (IRS EMPLOYER
      OF INCORPORATION)                                      IDENTIFICATION NO.)

33 KNIGHTSBRIDGE ROAD, PISCATAWAY, NEW JERSEY                            08854
   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                           (ZIP CODE)
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       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (732) 652-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

EasyLink Services Corporation ("EasyLink") entered into an agreement and plan of merger (the "Merger Agreement") dated as of May 3, 2007 to be acquired by Internet Commerce Corporation ("ICC"). Under the terms of the Merger Agreement,
Jets Acquisition Sub, Inc. (the "Merger Sub"), a wholly owned subsidiary of ICC, will be merged with and into EasyLink (the "Merger"), and as a result, EasyLink will become a wholly owned subsidiary of ICC. ICC will pay $5.80 per share in cash in exchange for each share of Class A common stock of EasyLink, for an estimated aggregate purchase price of approximately $67 million, including transaction costs and net of EasyLink's anticipated cash balance at closing.

At the effective time of the Merger, each outstanding share of EasyLink Class A common stock, other than shares owned indirectly by ICC or EasyLink or shares subject to dissenter's rights, will be canceled and converted into the right to receive $5.80 in cash, without interest (the "Merger Consideration"). In addition, all shares of EasyLink Class A common stock held in EasyLink's 401(k) plan will be converted into the right to receive the Merger Consideration.
Following the closing of the Merger, EasyLink's Class A common stock will no longer be registered or listed on The Nasdaq Capital Market.

All options to acquire shares of EasyLink Class A common stock held by directors with an exercise price per share that is less than the Merger Consideration will vest immediately as of the effective time of the Merger and holders of such options will be entitled to receive an amount in cash equal to the excess of the Merger Consideration over the exercise price per share of EasyLink Class A common stock subject to the option for each share subject to the option. All other outstanding options that are not held by a director will be replaced by ICC with a substitute option to purchase shares of ICC Class A common stock.
Each substitute option will be subject to, and exercisable and vested on, comparable terms and conditions as such option was in effect immediately prior to the closing of the Merger, except that each substitute option will be exercisable for that number of shares of ICC Class A common stock equal to the number of shares of EasyLink Class A common stock subject to such option multiplied by an Exchange Ratio (as defined in the Merger Agreement).

Grants of restricted shares of EasyLink common stock to certain EasyLink executives will be converted into restricted shares of ICC Class A common stock, equal to (i) the product of $5.80 per share and the number of shares of restricted stock held by each executive, (ii) divided by a Volume Weighted
Average Price (as defined in the Merger Agreement). Each such share of restricted stock of ICC replacing EasyLink restricted stock will be subject to the same vesting restrictions as applied to such restricted shares of EasyLink
Class A common stock immediately prior to the closing of the Merger.

On the unanimous recommendation of a special committee of EasyLink's Board of Directors, comprised of independent directors (the "Special Committee"), EasyLink's Board of Directors unanimously approved the Merger and the Merger
Agreement, and recommended the adoption of the Merger Agreement by EasyLink's stockholders. A meeting of EasyLink's stockholders to adopt the Merger Agreement will be scheduled at a later date.

EasyLink engaged America's Growth Capital, LLC to serve as its financial advisor. On May 1, 2007, America's Growth Capital, LLC and Pharus Advisors, LLC each delivered an opinion to EasyLink's board of directors that as of the date of the opinion, the Merger Consideration is fair to the holders of EasyLink's
Class A common stock from a financial point of view.

Completion of the Merger is subject to customary conditions, including, among others, the adoption of the Merger Agreement by EasyLink's stockholders and expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. In addition, the Merger is also subject to the approval by ICC's stockholders of (1) the issuance of shares of ICC Class A common stock issuable upon conversion of the convertible notes contemplated by the financing for the Merger, and (2) the amendment to ICC's certificate of incorporation to increase the number of authorized shares of ICC
Class A common stock (collectively, the "ICC Stockholder Approval").

EasyLink has made customary representations and warranties in the Merger
Agreement and agreed to customary covenants, including covenants regarding the operation of the business of EasyLink and its subsidiaries prior to the effective time of the Merger and covenants prohibiting EasyLink from soliciting or initiating discussions concerning proposals relating to alternative business combination transactions, except in limited circumstances relating to unsolicited proposals that constitute, or are reasonably expected to lead to, a Superior Proposal (as defined in the Merger Agreement). If ICC terminates the
Merger Agreement because EasyLink's Board of Directors withdraws its support of the Merger, or if EasyLink terminates the Merger Agreement to accept a Superior
Proposal made by a third party, EasyLink will be required to pay a termination fee of $2.5 million to ICC. In addition, if the ICC Stockholder Approval is not obtained, ICC will pay to EasyLink a termination fee of $2.5 million without limiting any and all remedies EasyLink has to assert any claim or pursue any remedy for damages.

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A copy of the Merger Agreement is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein. The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement attached hereto.

Concurrently with the execution of the Merger Agreement, EasyLink's directors, certain of its officers and Federal Partners, L.P. entered into separate voting agreements with ICC. These parties beneficially hold outstanding shares of EasyLink's Class A common stock which, as of March 31, 2007, represented approximately 18.8% of EasyLink's outstanding Class A common stock, and options exercisable for EasyLink's Class A common stock which, as of March 31, 2007, represented approximately an additional 5.4% of EasyLink's outstanding Class A common stock. Pursuant to each such voting agreement, such parties have agreed, among other things, to vote his or its shares of EasyLink Class A common stock in favor of adoption of the Merger Agreement and approval of the Merger. A copy of the form of voting agreement is attached as Exhibit 2.2 to this Current
Report on Form 8-K and is incorporated by reference herein. The foregoing description of the voting agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the form of voting agreement attached hereto.

The Merger Agreement has been filed to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual, business or operational information about the parties thereto. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such Merger Agreement and as of specific dates, were solely for the benefit of the parties to such Merger Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures: (i) exchanged between the parties in connection with the execution of the Merger Agreement, and (ii) contained in the disclosure schedules to the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk among the parties to the Merger Agreement instead of establishing matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders are not third-party beneficiaries under the Merger Agreement and accordingly, investors and security holders should not rely on such representations and warranties, or any descriptions thereof, as characterizations of the actual state of facts or circumstances. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in EasyLink's public disclosures.

In connection with the proposed transaction, EasyLink will file with the Securities and Exchange Commission (the "SEC") and mail to its stockholders a proxy statement. Stockholders and potential investors are strongly advised to read carefully the proxy statement and any other relevant documents filed with the SEC as they become available, because they will contain important information about the proposed transaction. Stockholders and potential investors may obtain a copy of the proxy statement when available along with other documents filed by EasyLink, free of charge, by contacting EasyLink: in writing at EasyLink Services Corporation, 33 Knightsbridge Road, Piscataway, NJ 08854, by telephone at 732-652-3819, by email at InvestorRelations@easylink.com, or by accessing EasyLink's website at www.easylink.com, or the SEC website at www.sec.gov.

EasyLink and its directors, executive officers and certain other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction.
Information regarding the interests of such directors and executive officers in the solicitation will be more specifically set forth in the proxy statement concerning the proposed transaction that will be filed with the SEC.

In addition to the proxy statement, EasyLink files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information at the SEC public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-3030 for further information on the public reference room. EasyLink's filings with the SEC are also available to the public from commercial document-retrieval services and at the website maintained by the SEC at http://www.sec.gov.

ITEM 7.01 REGULATION FD DISCLOSURE.

On May 3, 2007, EasyLink issued a press release announcing that it had entered into the Merger Agreement, a copy of which is furnished as Exhibit 99.1 to this Form 8-K.

Beginning on May 3, 2007, the Chairman, President and Chief Executive Officer of EasyLink, Thomas Murawski, used the material attached hereto as Exhibit 99.2 in discussion with EasyLink employees.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

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
EXHIBIT NO.   DESCRIPTION
-----------   -----------
2.1           Agreement and Plan of Merger among Internet Commerce Corporation,
              Jets Acquisition Sub, Inc. and EasyLink Services Corporation dated as of May 3, 2007*

2.2           Form of Voting Agreement dated as of May 3, 2007 between Internet
              Commerce Corporation and certain stockholders of EasyLink Services
              Corporation

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
99.1          Press Release dated May 3, 2007 issued jointly by EasyLink
              Services Corporation and Internet Commerce Corporation.**

99.2 FAQs used in discussions with EasyLink employees beginning May 3, 2007.**


* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. EasyLink agrees to furnish a copy of any omitted schedules to the SEC upon request.

** This Exhibit is being furnished, not filed, with the Form 8-K. Accordingly, this Exhibit will not be incorporated by reference into any other filing made by EasyLink with the SEC unless specifically identified therein as being incorporated by reference.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        EASYLINK SERVICES CORPORATION
                                        (Registrant)


Date: May 3, 2007                       By: /s/ Thomas F. Murawski
                                            ------------------------------------
                                        Name: Thomas F. Murawski
                                        Title: Chairman, President and Chief
                                               Executive Officer

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                                  EXHIBIT INDEX

EXHIBIT NO.   DESCRIPTION
-----------   -----------
2.1           Agreement and Plan of Merger among Internet Commerce Corporation,
              Jets Acquisition Sub, Inc. and EasyLink Services Corporation dated as of May 3, 2007

2.2           Form of Voting Agreement dated as of May 3, 2007 between Internet
              Commerce Corporation and certain stockholders of EasyLink Services
              Corporation

99.1          Press Release dated May 3, 2007 issued jointly by EasyLink
              Services Corporation and Internet Commerce Corporation.

99.2 FAQs used in discussions with EasyLink employees beginning May 3, 2007.
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